FAX AUDIT NO. H9200005414

                    ARTICLES OF INCORPORATION
                                OF
               INNOVATIVE TECHNOLOGY SYSTEMS, INC.

   The undersigned, for the purpose of forming a corporation under the Florida General Corporation Act, hereby adopts the following Articles of Incorporation.

                            ARTICLE I

    The name of the corporation shall be INNOVATIVE TECHNOLOGY
SYSTEMS, INC.

                           ARTICLE II

    The term of existence of the corporation is perpetually.

                           ARTICLE III

    The corporation may transact any and al lawful business for which corporations may be incorporated under the Florida General
Corporation act.

                          ARTICLE IV

    The aggregate number of shares which the corporation has authority to issue is 50,000,000 all of which shall be common shares with no par value.


PREPARED BY: ROBERT C. HACKNEY, ESQ.
DESANTIS, COOK & GASKILL
11891 US HIGHWAY ONE
NORTH PALM BEACH, FL 33408
FL BAR NO. 229563                      FAX AUDIT NO. H92000006414


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                                       FAX AUDIT NO. H92000006414


                          ARTICLE V

     The street address of the initial registered office of the corporation is 11891 U.S. Highway One, North Palm Beach, Florida 33408, and the name of the initial registered agent at such address is Robert C. Hackney. The street address of the corporation is 11891 U.S. Highway One, North Palm Beach, Florida 33408.

                          ARTICLE VI

     The Corporation shall have one director, initially. The number of directors may be increased or decreased from time to time, by bylaws adopted by the stockholders, but shall never be less than one.

                          ARTICLE VII

    The name and post office address of the member of the first
Board of Directors is:

     John Bylsma           30 Chestnut Trail
                           Tequesta, Florida 33469


                         ARTICLE VIII

     The name and address of the incorporator is:

     Robert C. Hackney     11891 U.S. Highway One
                           North Palm Beach, Florida 33408


                         ARTICLE IX

     The Corporation shall be deemed to commence its existence


                                       FAX AUDIT NO. H92000006414


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                                       FAX AUDIT NO. H92000006414


upon the date of filing these Articles of Incorporation

     IN WITNESS WHEREOF, I have subscribed my name this 12th day of November, 1992.


                                   /s/Robert C. Hackney
                                   Robert C. Hackney

STATE OF FLORIDA
COUNTY OF PALM BEACH

     On this 12th day of November, 1992, before me, a Notary Public, duly authorized in the State and County named above to take acknowledgments, personably appeared Robert C. Hackney, to me known to be the person whose name is subscribed to the within instrument, and he acknowledged that he executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                              /s/Diane F. Thomas
                              Notary Public - State of Florida

                              My Commission Expires:    [SEAL]


                 ACCEPTANCE BY REGISTERED AGENT

     Having been named to accept service of process for the above named Corporation, at the office stated above, I hereby accept to act in the capacity of Registered Agent and agree to comply with the provisions relative to keeping said office open.


                              /s/Robert C. Hackney
                              Robert C. Hackney
                              Registered Agent


                                       FAX AUDIT NO. H92000006414